Exhibit 10.57

AGREEMENT REGARDING DEBT ASSUMPTION

THIS AGREEMENT REGARDING DEBT ASSUMPTION is made and entered into this 7th day of April 2006, by and between SHIP FINANCE INTERNATIONAL LIMITED., a Bermuda company (“SFL”), SFL HOLDINGS, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of SFL (“SFL Holdings”), the five companies listed on the signature page hereto, each a Delaware limited liability company and indirect wholly-owned subsidiary of SFL (each an “Owner” and collectively, the “Owners”), HORIZON LINES, INC., a Delaware corporation (“Horizon”), HORIZON LINES, LLC, a Delaware limited liability company and wholly-owned subsidiary of Horizon (“HLL”), and FORTIS CAPITAL CORP., a Connecticut corporation (“Agent”), as agent for the various lenders (each a “Lender” and collectively, the “Lenders”) named in that certain Credit Agreement, dated the date hereof, among the Owners, as joint and several Borrowers, the Agent as Sole Book Runner, Lead Arranger, Agent and Security Trustee, and the Lenders as Lenders (the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned such terms in the Credit Agreement.

RECITALS

WHEREAS, SFL, principally through SFL Holdings and the Owners, and HLL have entered into a transaction (hereafter, the “Transaction”) pursuant to which SFL has agreed to cause SFL Holdings to purchase five 2,824 TEU containerships (each a “Vessel” and collectively, the “Vessels”) currently under construction or to be built at the Hyundai Mipo Dockyard in Ulsan, Korea for the purpose of transferring one Vessel to each of the Owners who will demise charter the Vessels to HLL under the terms of five separate bareboat charters, each dated the date hereof (each a “Charter” and, collectively, the “Charters”), each between one of the Owners and HLL;

WHEREAS, the overall terms of the Transaction are set forth in that certain Agreement to Acquire and Charter, dated the date hereof, between SFL, SFL Holdings, the Owners, and HLL (the “Agreement to Acquire and Charter”);

WHEREAS, in order to finance in part the purchase price of the Vessels, the Owners have entered into the Credit Agreement pursuant to which the Lenders have agree to advance with respect to each Vessel up to the lesser of (i) 75% of the Recalculated Adjusted Average Purchase Price of the Vessel, or (ii) $42,000,000;

WHEREAS, the Charters give HLL several options to purchase the Vessels, provided that in each case, HLL exercises the option with respect to all of the Vessels then owned by the Owners;

WHEREAS, in connection with the exercise of its option to purchase all the Vessels, HLL may elect (in lieu of purchasing the Vessels) to purchase all the equity interests of SFL Holdings or all but not less than all of the equity interests of the Owners; and

WHEREAS, the Credit Agreement provides for continuation of the loan facility described therein following a sale to Horizon or HLL of either (i) all the equity interests of SFL Holdings, (ii) all but not less than all of the equity interests of all of the Owners, or (iii) all but not less than all of the Vessels, provided that the conditions set forth in Section 6.02(b) of the Credit Agreement are satisfied;

THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Debt Assumption. If at any time after delivery of all of the Vessels from the Yard but before the Final Payment Date, HLL elects to purchase all the equity interests of SFL Holdings, all but not less than all of the equity interests of all of the Owners, or all but not less than all of the Vessels then owned by the Owners, the Lenders agree to continue the loan facility described in the Credit Agreement with respect to such Vessels, provided that the conditions set forth in Section 6.02(b) of the Credit Agreement are satisfied in full.

2. SFL Agreement to Cooperate and Assist. SFL, SFL Holdings and the Owners (collectively, the “SFL Parties”) hereby agree to cooperate with Horizon, HLL and the Lenders in connection with the continuation of the loan facilities as described in Section 1 above, and to execute all documents and do all acts and things reasonably necessary or appropriate to enable the continuation of such loan facilities as contemplated above; provided that Horizon and HLL shall reimburse the SFL Parties for any cost or expense (including reasonable attorney’s fees) incurred in connection therewith.

3. Notices. All notices and other communications provided for hereunder shall be given in accordance with Section 9.02 of the Credit Agreement. Notices to Horizon and HLL shall be addressed as follows:

Horizon Lines, LLC or Horizon Lines, Inc.

4064 Colony Road

Suite 200

Charlotte, NC 28211

Attn.: M. Mark Urbania

Sr. Vice President & CFO

Fax No.: 704-973-7034

With a copy to:

Blank Rome LLP

600 New Hampshire Avenue, N.W.

Suite 1200

Washington, D.C. 20037

Attn.: T. Michael Dyer, Esquire

Fax No.: (202) 772-5858

4. Governing Law; Submission to Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for themselves and their property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (c) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to themselves or their property.

(d) Each of the parties hereto agrees that service of process may be made on them by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to their address specified in Section 3, or by any other method of service provided for under the applicable laws in effect in the State of New York.

5. Amendments. This Agreement may not be amended, modified or revised, in whole or in part, except by written instrument signed by all parties hereto.

6. Severability. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Should any term or provision of this Agreement be held invalid, illegal or unenforceable, the remainder of this Agreement, including the application of such term to the extent not invalid, illegal or unenforceable, shall not be affected thereby, and this Agreement shall be interpreted as if such term or provision, to the extent invalid, illegal or unenforceable, did not exist.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement Regarding Debt Assumption as of the date first above written.

FORTIS CAPITAL CORP.,

as Agent for the Lenders

By:	/s/ Svein Engh

Name: Svein Engh

Title: Managing Director

By:	/s/ Carl Rasmussen

Name: Carl Rasmussen

Title: Senior Vice President

HORIZON LINES, INC.

By:	/s/ M. Mark Urbania

M. Mark Urbania

Sr. Vice President & CFO

HORIZON LINES, LLC

By:	/s/ M. Mark Urbania

M. Mark Urbania

Sr. Vice President & CFO

SHIP FINANCE INTERNATIONAL LIMITED

By:	/s/ Inger M. Klemp

Inger M. Klemp

Vice President—Finance

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SFL HOLDINGS, LLC

By:	/s/ Kenneth Becker

Name: Kenneth Becker

Title: Management Committee Member

HL EAGLE LLC

By:	/s/ Kenneth Becker

Name: Kenneth Becker

Title: Management Committee Member

HL FALCON LLC

By:	/s/ Kenneth Becker

Name: Kenneth Becker

Title: Management Committee Member

HL HAWK LLC

By:	/s/ Kenneth Becker

Name: Kenneth Becker

Title: Management Committee Member

HL HUNTER LLC

By:	/s/ Kenneth Becker

Name: Kenneth Becker

Title: Management Committee Member

S-2

HL TIGER LLC

By:	/s/ Kenneth Becker

Name: Kenneth Becker
Title: Management Committee Member

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